                                       Registration Statement No. - 333 -
                                                                         -------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ----------------------------------

                        AIRNET COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

 DELAWARE                                                        59-3218138
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                100 RIALTO PLACE
                                    SUITE 300
                            MELBOURNE, FLORIDA 32901
               (Address of Principal Executive Offices, Zip Code)

          AIRNET COMMUNICATIONS CORPORATION 1999 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                GERALD Y. HATTORI
                        AIRNET COMMUNICATIONS CORPORATION
                                100 RIALTO PLACE
                                    SUITE 300
                            MELBOURNE, FLORIDA 32901
                                 (407) 953-6600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

       COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO
                   THE AGENT FOR SERVICE, SHOULD BE SENT TO:

                               JOHN G. IGOE, ESQ.
                              EDWARDS & ANGELL, LLP
                               250 ROYAL PALM WAY
                            PALM BEACH, FLORIDA 33480
                                 (561) 833-7700

                         CALCULATION OF REGISTRATION FEE

Title of Securities           Amount to       Proposed maximum                Proposed maximum                Amount of
to be registered            be registered     offering price per share(1)     aggregate offering price(1)     registration fee

Common Stock, $.001 par
value per share........     2,950,000(2)             $54.8125                       $161,696,875               $42,688
                                     ===             ========                       ============               =======


(1) The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the NASDAQ National Market on February 25, 2000 (within 5 business days before the filing date of the Registration Statement).

(2) Represents shares of Common Stock reserved for issuance under the AirNet Communications Corporation 1999 Equity Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required in Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required in Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by AirNet Communications Corporation (the "Company") are incorporated herein by reference, except as superseded or modified herein as described below:

           (a) Prospectus filed with the Securities and Exchange Commission on December 7, 1999 pursuant to Rule 424(b);

           (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 19, 1999 pursuant to Section 12(g) of the Securities and Exchange Act of 1934.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         See Item 3(b) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Officers and directors of the Company are covered by certain provisions of the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of the Company, which serve to limit, and, in certain instances, to indemnify them against, liabilities which they may incur in such capacities.

Delaware General Corporation Law permits a corporation to indemnify its directors, officers, employees and agents if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation.

The Company's Certificate of Incorporation limits the liability of a director to the fullest extent permitted by Delaware law and specifically provides that a director of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company's bylaws provide for the indemnification of directors and officers (as well as certain other persons) if the person acted in good faith and a manner reasonably believed to be in or not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In an action by or in the right of the Company, no indemnification may be made if the person shall have been adjudged to be liable to the Company unless the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the court deems proper. The Company's bylaws also provide that any indemnification (unless ordered by a court) may be made by the Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct. This determination must be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, (ii) if a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the shareholders of the Company. If an indemnified person has been successful on the merits or otherwise in defense of any action described above, or in the defense of any matter in the action, the person will be indemnified against expenses (including attorneys' fees) incurred in connection with the action, without the necessity of authorization in the specific case. Expenses incurred in defending or investigating a threatened or pending action may be paid by the Company in advance of the final disposition of the action upon receipt of an undertaking by the person to repay the amount if it is ultimately determined that indemnification is not proper. The indemnification and advancement of expenses provided by or granted under the Company's bylaws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of shareholders or disinterested directors or otherwise, it being the Company's policy that indemnification of the persons specified in the bylaws shall be made to the fullest extent permitted by law. The indemnification and advancement of expenses provided by the Company's bylaws, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and inure to the benefit of the heirs, executors and administrators of that person.

The Company carries directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida on March 1, 2000.

                                          AIRNET COMMUNICATIONS CORPORATION


                                          By: /s/ R. Lee Hamilton, Jr.
                                             -----------------------------------
                                          R. Lee Hamilton, Jr.
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints the Chief Executive Officer or the Chief Financial Officer, or either of them, acting alone, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                  SIGNATURE                                           TITLE                                 DATE
                  ---------                                           -----                                 ----

/s/ R. Lee Hamilton,Jr.                                                                                    March 1, 2000
----------------------------------------------
R. Lee Hamilton, Jr.                              Director, President and Chief Executive Officer
                                                  (Principal Executive Officer)

 /s/ Gerald Y. Hattori                                                                                     March 1, 2000
----------------------------------------------
Gerald Y. Hattori                                 Vice President of Finance, Chief Financial
                                                  Officer, Treasurer and Secretary (Principal
                                                  Financial Officer and Principal Accounting Officer)


----------------------------------------------
Joel P. Adams                                     Director

/s/ James W. Brown
----------------------------------------------
James W. Brown                                    Director                                               March 1, 2000

/s/ Robert M. Chefitz
----------------------------------------------
Robert M. Chefitz                                 Director                                               March 1, 2000

/s/ Richard G. Coffey
----------------------------------------------
Richard G. Coffey                                 Director                                               March 1, 2000

/s/ Bruce R. DeMaeyer
----------------------------------------------
Bruce R. DeMaeyer                                 Director                                               March 1, 2000

/s/ Milo D. Harrison
----------------------------------------------
Milo D. Harrison                                  Director                                               March 1, 2000

/s/ J. Douglass Mullins
----------------------------------------------
J. Douglass Mullins                               Director                                               March 1, 2000

                                  EXHIBIT INDEX





EXHIBIT
NUMBER           EXHIBIT
------           -------
5                Opinion of Edwards & Angell, LLP

23.1             Consent of Deloitte & Touche LLP

23.2             Consent of Ernst & Young LLP

23.3             Consent of Edwards & Angell, LLP (included in Exhibit 5)

24               Power of Attorney (included in signature page)

99.1             AirNet Communications Corporation 1999 Equity Incentive Plan